Exhibit 99.1

HTLF CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	February 8, 2016
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

CIC BANCSHARES CONTACT:
Kevin W. Ahern
Chairman and CEO
(303) 643-3525
kahern@cicbancshares.com

HEARTLAND COMPLETES ACQUISITION OF
CIC BANCSHARES, INC. IN DENVER, COLORADO

Dubuque, Iowa, February 8, 2016 - Heartland Financial USA, Inc. (NASDAQ: HTLF) announced today that it has completed its acquisition of CIC Bancshares, Inc., parent company of Centennial Bank, headquartered in Denver Colorado.
The aggregate purchase price was $83.5 million, subject to certain adjustments, with approximately 20 percent of the consideration paid in cash and 80 percent in HTLF common stock. Heartland expects the transaction to be accretive to earnings in the first full year following the systems integration, which is planned for mid-2016.

Simultaneous with closing of the transaction, Centennial Bank was merged into Heartland’s Colorado-based subsidiary, Summit Bank & Trust, with the resulting institution now operating under the name Centennial Bank and Trust. The management team is led by Kevin Ahern who serves as Executive Chairman of the Board, John Rhoades as Vice-Chairman of the Board, Jim Basey as Chief Executive Officer and Steven Ward as President. Ward is moving to Centennial Bank and Trust from Heartland’s Illinois Bank & Trust subsidiary, where he has served as President and CEO for the past eight years.

As of December 31, 2015, CIC Bancshares had assets of approximately $752 million, loans outstanding of $582 million and deposits of $656 million. The acquisition expands Heartland’s footprint in Colorado from 3 to 17 banking centers and nationally from 94 to 108 banking centers serving 12 states.

Piper Jaffray & Co. served as financial advisor to CIC Bancshares and Bieging Shapiro & Barber LLP served as CIC Bancshares’ legal advisor. Panoramic Capital Advisors Inc. served as financial advisor to Heartland, and Dorsey & Whitney LLP served as Heartland’s legal advisor.

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About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets exceeding $8 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 108 banking locations serving 85 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California, with mortgage loan production offices in California, Nevada and Idaho. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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